AUTHORIZATION


     The undersigned, Herbert M. Pearlman hereby authorizes Marcia Kendrick to execute any Form 3, Form 4, or Form 5 to be filed with the Securities and Exchange Commission with respect to Seitel, Inc. for a period of one year from the date hereof.

Date:  August 1, 1999



                                                  /s/ Herbert M. Pearlman
                                                  ------------------------------
                                                  Herbert M. Pearlman